Exhibit 99.1

Cenntro Announces 1-for-60 Reverse Stock Split

ISELIN, N.J. – April 9, 2026 –  Cenntro Inc. (NASDAQ: CENN) (“Cenntro” or “the Company”), a pioneering electric commercial vehicle company with advanced, market-validated, and purpose-built vehicles,  today announced that it will effect a 1-for-60 reverse stock split of its outstanding common stock to seek to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq Listing Rule 5550(a)(2). However, there can be no assurance that the Company will be able to timely regain or maintain compliance with Nasdaq’s continued listing requirement.

The Company’s common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on 13th day of April, 2026, and will continue to trade under the symbol “CENN”. The new CUSIP number for the common stock following the reverse stock split will be 150964302.

The reverse stock split uniformly affects all issued and outstanding shares of the Company’s common stock and will not alter any stockholder’s percentage of ownership interest in the Company, except to the extent that the reverse stock split results in fractional shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split. The par value of the Company’s common stock will remain unchanged after the reverse stock split.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 87,912,831 shares to approximately 1,465,214 shares, plus any shares to be issued in exchange for fractional interests. All options, warrants, shares issuable upon conversion of the Company’s preferred stock and stock awards of the Company outstanding immediately prior to the reverse stock split will be adjusted in accordance with their terms.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, is acting as the exchange agent for the reverse stock split. Continental Stock Transfer & Trust Company will provide instructions to stockholders of record regarding the exchange of stock certificates, as applicable, but such exchange is not required. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares and should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to the Company's transfer agent, Continental Stock Transfer & Trust Company, by calling 212-509-4000.

About Cenntro

Cenntro (NASDAQ: CENN) is a pioneering maker and provider of electric commercial vehicles (“ECVs”). Cenntro's purpose-built ECVs are designed to serve a variety of commercial applications inclusive of its line of class 1 to class 4 trucks. Cenntro is building a globalized supply-chain, as well as the manufacturing, distribution, and service capabilities for its innovative and reliable products. Cenntro continues to evolve its products capabilities through advanced battery, powertrain, and smart driving technologies. For more information, please visit Cenntro's website at: www.cenntroauto.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may," "believe," "anticipate," "could," "should," "intend," "plan," "will," "aim(s)," "can," "would," "expect(s)," "estimate(s)," "project(s)," "forecast(s)," "positioned," "approximately," "potential," "goal," "strategy," "outlook" and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2025 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, which may be viewed at www.sec.gov.

Contacts:

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com